EXHIBIT 8.1
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                                 ANTENNA TV S.A.

                            SIGNIFICANT SUBSIDIARIES


         Nova Televizia S.A. (Bulgaria)
         Radio Express S.A. (Bulgaria)
         Part Time Simvouleftiki S.A. (Greece)
         Radiotileoptikes Epihirisis S.A. (Antenna Radio) (Greece) Antenna Spoudastiki EPE (Greece)
         Pacific Broadcast Distribution Ltd. (Liberia)
         Fonitiki Techni EPE (Greece)
         Audiotex S.A. (Greece)
         Daphne Communications S.A. (Greece)
         Antenna Internet S.A. (Greece)
         Heaven Music S.A (Greece)